SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2003

UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A
(Former name or former address, if changed since last report.)

Item 5. Other Events

The following information is furnished pursuant to Item 5, “Other Events.”

On May 8, 2003, the Board of Directors of UnitedHealth Group Incorporated (the “Company”) declared a two-for-one stock split of the Company’s common stock in the form of a 100 percent common stock dividend payable on June 18, 2003 to shareholders of record on June 2, 2003.

The Company’s press release dated May 8, 2003 is included as Exhibit 99 hereto.

The Company will also increase its annual cash dividend rate on a post-split basis. UnitedHealth Group plans to sustain its 3 cent per share annual dividend after the split, effectively doubling the dividend payout from its current level.

The Board further clarified that the Company’s remaining share repurchase authorization will double commensurate with the stock split. As of the close of business on May 7, 2003, the Company had approximately 8.2 million shares remaining under its current repurchase authorization.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Number	Description

99	Press Release, dated May 8, 2003, issued by the Company

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Company and its representatives may from time to time make written and oral forward-looking statements, including statements in presentations, press releases, filings with the Securities and Exchange Commission, reports to shareholders and in meetings with analysts and investors. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Any or all forward-looking statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Some factors that could cause actual results to differ materially from the forward-looking statements include:

•	increases in medical costs that are higher than anticipated in establishing our premium rates, including increased use of and cost of medical services;

•	increases in costs associated with increased litigation, legislative activity and government regulation and review of our industry, including costs associated with compliance with proposed legislation related to the Patients’ Bill of Rights, e-commerce activities and consumer privacy issues;

•	heightened competition as a result of new entrants into our market, mergers and acquisitions of health care companies and suppliers and expansion of physician or practice management companies;

•	events that may negatively affect our contract with AARP, including any failure on our part to service AARP customers in an effective manner and any adverse events that directly effect AARP or its business partners;

•	medical cost increases associated with our remaining Medicare+Choice operations;

•	significant reduction in customer retention; and

•	significant deterioration in economic conditions, including the effects of acts of terrorism, particularly bioterrorism.

This list of important factors is not intended to be exhaustive. A further list and description of these risks, uncertainties and other matters can be found in UnitedHealth Group’s reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Except to the extent otherwise required by federal securities laws, in making these statements, we are not undertaking to address or update each statement in future filings or communications regarding our business or results, and are not undertaking to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2003

UNITEDHEALTH GROUP INCORPORATED

	By:	/s/ David J. Lubben David J. Lubben General Counsel & Secretary

INDEX TO EXHIBITS

Number	Description

99	Press Release, dated May 8, 2003, issued by the Company